SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2003

S&T Bancorp, Inc
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ___________________ (State or Other Jurisdiction of Incorporation)	0-12508 ___________________ (Commission File Number)	25-1434426 ___________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 12 - Results of Operations and Financial Condition

S&T Bancorp, Inc. today announced net income of $12.5 million or $0.47 diluted earnings per share for the quarter ending March 31, 2003, representing a 9 percent increase compared to net income of $11.5 million or $0.43 diluted earnings per share for the first quarter of 2002.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

April 21, 2003	S&T Bancorp, Inc. /s/ Robert E. Rout_____________ Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary